Exhibit 10.2

Notice of Deferred Stock Unit Grant

Participant:	[ ]

Company:	Golfsmith International Holdings, Inc.

Notice:	You have been granted the following Deferred Stock Unit in accordance with the terms of the Plan and the Deferred Stock Unit Award Agreement attached hereto.

Type of Award:	Other Stock-Based Award in the form of a Deferred Stock Unit

Plan:	Golfsmith International Holdings, Inc. 2006 Incentive Compensation Plan

Grant:	Date of Grant: [ ] Number of Shares Underlying Deferred Stock Unit: [ ]

Exercisability:	Your Deferred Stock Unit is immediately fully vested and nonforfeitable.

Rejection:	If you do not want to accept your Deferred Stock Unit, please return this Agreement, executed by you on the last page of this Agreement, at any time within ninety (90) days after the Date of Grant to
Golfsmith International Holdings, Inc. 11000 N. IH-35, Austin, TX 78753. Do not return a signed copy of this Agreement if you accept your Deferred Stock Unit. If you do not return a signed copy of this
Agreement within ninety (90) days after the Date of Grant, you will have accepted your Deferred Stock
Unit and agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan.